Exhibit 10.8

Florida East Coast

                        RAILWAY

Florida East Coast Railway, L.L.C.

Summary of Employment Terms

Employee:	Kim Cooper (“Employee”)

Title:	Vice President, Corporate Controller

Base Salary:	$160,000.00 per annum

Annual Discretionary Bonus:

Commencing for the 2011 fiscal year (paid in the first quarter of 2012), a target bonus of 35% of base salary, subject to the discretion of management of the Company. Any bonus will be paid in cash or partially in cash and partially in restricted stock. Any receipt of restricted stock will be subject to award agreements provided by the

Company and signed by the Employee.

Additional Performance-Based

Restricted Stock:	Additional restricted stock with a value equivalent to $100,000 (as of the grant date) in each year below to the extent the Company achieves EBITDA (earnings before interest, taxes, depreciation and amortization, and excluding non-recurring items and gains or losses on asset sales) equal to or greater than the levels contained in the table below:

	For the fiscal year ended December 31,	EBITDA greater than or equal to:

	2011 2012 2013	$92 million $106 million $129 million

Any receipt of restricted stock will be subject to award agreements provided by the Company and signed by the Employee.

Annual Stock Bonus Vesting:	To the extent annual discretionary bonuses are paid partially in stock, shares awarded shall vest over three years (one-third per annum on each successive anniversary of the date on which the stock portion of bonus is awarded).

Summary of Employment Terms Acknowledgement

This will acknowledge that I have been provided the Summary of Employment Terms and that I understand and agree to the terms and conditions expressed herein. I further understand that this Summary of Employment Terms and my acknowledgement does not guarantee continued employment and that employment with the Florida East Coast Railway, L.L.C., is on an at-will basis. Further, I acknowledge herein confers any severance or similar rights.

/s/ Kim Cooper	01/6/2011
Kim Cooper	Date

This Summary of Employment Terms supersedes any prior Summary and receipt does not constitute any guarantee of continued employment.